EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm), with respect to the financial statements of Odyssey Holdings, L.L.C. and its subsidiaries, included in or made part of this registration statement.


                                                         /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
January 27, 2000